Exhibit 5.2

LIONEL SAWYER & COLLINS ATTORNEYS AT LAW

SAMUEL S. LIONEL

GRANT SAWYER

    (1918-1996)

JON R. COLLINS

    (1923-1987)

RICHARD H. BRYAN

JEFFREY P. ZUCKER

PAUL R. HEJMANOWSKI

ROBERT D. FAISS

DAVID N. FREDERICK

RODNEY M. JEAN

TODD TOUTON

CAM FERENBACH

LYNDA S. MABRY

MARK H. GOLDSTEIN

KIRBY J. SMITH

COLLEEN A. DOLAN

JENNIFER A. SMITH

DAN R. REASER

PAUL E. LARSEN

ALLEN J. WILT

LYNN S. FULSTONE

RORY J. REID

DAN C. McGUIRE

JOHN E. DAWSON

FRED D. “PETE” GIBSON, III

CHARLES H. McCREA JR.

GREGORY E. SMITH

MALANI L. KOTCHKA

LESLIE BRYAN HART

CRAIG E. ETEM

TODD E. KENNEDY

MATTHEW E. WATSON

JOHN M. NAYLOR

WILLIAM J. McKEAN

ELIZABETH BRICKFIELD

GREGORY R. GEMIGNANI

LINDA M. BULLEN

LAURA J. THALACKER

DOREEN SPEARS HARTWELL

LAURA K. GRANIER

MAXIMILIANO D. COUVILLIER III

ERIN FLYNN

JENNIFER ROBERTS

MARK A. CLAYTON

1100 BANK OF AMERICA PLAZA 50 WEST LIBERTY STREET RENO, NEVADA 89501 (775) 788-8666 FAX (775) 788-8682 lsc@lionelsawyer.com www.lionelsawyer.com November 4, 2011

MICHAEL D. KNOX

MEREDITH L. MARKWELL

RICHARD T. CUNNINGHAM

MATTHEW R. POLICASTRO

JENNIFER J. DiMARZIO

PEARL L.GALLAGHER

JENNIFER L. BRASTER

LUCAS J. TUCKER

CHRISTOPHER WALTHER

KEVIN J. HEJMANOWSKI

KETAN D. BHIRUD

ROBERT W. HERNQUIST

COURTNEY MILLER O’MARA

BRIAN H. SCHUSTERMAN

MOHAMED A. IQBAL, JR.

KELLY R. KICHLINE

MARK J. GARDBERG

JAMES B. GIBSON

JING ZHAO

JOHN D. TENNERT

MARLA J. DaVEE

STEVEN C. ANDERSON

RYAN A. ANDERSEN*

KATHERINE L. HOFFMAN

OF COUNSEL A. WILLIAM MAUPIN RICHARD J. MORGAN* ELLEN WHITTEMORE CHRISTOPHER MATHEWS *ADMITTED IN CA ONLY

Las Vegas Sands Corp.

3355 Las Vegas Boulevard South

Las Vegas, Nevada 89109

Re:	Form S-3 Registration Statement (as defined herein)

Ladies and Gentlemen:

We have acted as special Nevada counsel to Las Vegas Sands Corp., a Nevada corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-3, dated November 4, 2011 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement, including the prospectus that is a part thereof, relates to the issuance and sale, from time to time, of the following securities of the Company, in such amounts, at such prices and on such terms to be determined at the time of the offering (the following, collectively, the “Securities”): (i) shares of the Company’s common stock, par value $0.001 per share, in one or more series (the “Common Stock”); (ii) shares of the Company’s preferred stock, par value $0.001 per share, in one or more series (the “Preferred Stock”); (iii) senior and subordinated debt securities, in one or more series (the “Debt Securities”), which may be issued under indentures for debt securities (the “Indentures”), the forms of which are included as exhibits to the Registration Statement, entered into or to be entered into by and between the Company and a trustee that has been appointed or will be appointed prior to the issuance of such Debt Securities (the “Trustee”); (iv) depositary shares consisting of fractional shares of a series of Preferred Stock (“Depositary Shares”); (v) warrants for the purchase of Common Stock, Debt Securities, Preferred Stock or Depositary Shares; (vi) purchase contracts relating to the sale of securities by the Company under the prospectus included in the Registration Statement; and (vii) units comprised of one or more of the securities offered under the prospectus included in the Registration Statement.

For the purpose of rendering this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true copies, of such records, documents, instruments and certificates as, in our judgment, are necessary or appropriate to enable us to render the opinions set forth below, including, but not limited to, the following:

LAS VEGAS OFFICE: 1700 BANK OF AMERICA PLAZA, 300 SOUTH FOURTH STREET — LAS VEGAS, NEVADA 89101 — (702) 383-8888 — FAX (702) 383-8845

CARSON CITY OFFICE: 410 SOUTH CARSON STREET — CARSON CITY, NEVADA 89701 — (775) 851-2115 — FAX (775) 841-2119

WASHINGTON, DC OFFICE: 101 CONSTITUTION AVENUE NW, SUITE 800 — WASHINGTON, DC 20001 — (202) 742-4264 — FAX (202) 742-4265

LIONEL SAWYER & COLLINS

ATTORNEYS AT LAW

Las Vegas Sands Corp.

November 4, 2011

i.	the Registration Statement, including the prospectus contained therein;

ii.	the Indentures, in the forms filed as an exhibit to the Registration Statement;

iii.	the Articles of Incorporation and Bylaws of the Company, each as amended to date (collectively, the “Governing Documents”); and

iv.	such corporate records and proceedings, minutes, consents, actions and resolutions of the board of directors as we have deemed necessary as a basis for the opinions expressed below.

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the issuance and sale of the Securities, all as referenced in the Registration Statement. We have made such legal and factual examinations and inquiries as we have deemed necessary or appropriate for the purposes of this opinion. We have also obtained from officers and agents of the Company and from public officials, and have relied upon, such certificates, representations and assurances as we have deemed necessary and appropriate for the purpose of rendering this opinion.

Without limiting the generality of the foregoing, in our examination, we have, with your permission, assumed without independent verification, that (i) the Indentures have been or will be executed in substantially and materially the forms filed as exhibits to the Registration Statement; (ii) any Indenture and any purchase, subscription or other agreements for the purchase of, subscription for or other acquisition of Securities, to be entered into by and between the Company and any purchasers or subscribers (“Purchase Agreements”) will be duly authorized by the Company; (iii) any Indenture and any Purchase Agreements will be duly executed and delivered by the parties thereto to the extent due execution and delivery are prerequisites to the effectiveness thereof; (iv) the obligations of each party set forth in any Indenture and any Purchase Agreements will be such party’s valid and binding obligations, enforceable in accordance with their respective terms; (v) the Debt Securities will be issued in accordance with the terms of the relevant Indenture; (vi) no shares of Common Stock or Preferred Stock will be issued in violation or breach of, nor will such issuance result in a default under, any agreement or instrument that is binding upon the Company or any requirement or restriction imposed by any governmental or regulatory authority, body or agency; (vii) the authorization, issuance and sale of the Securities, including, without limitation, all corporate action required with respect thereto, will be in compliance with applicable laws and the Governing Documents as in effect on the date or dates of such corporate action, issuance or sale; (viii) each natural person signing a document has or will have sufficient legal capacity to do so; (ix) all documents submitted to us as originals are authentic, the signatures on all documents that we examined are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original document; (x) all corporate records made available to us by the Company and all public records we have reviewed are accurate and complete; and (xi) at the time the shares of Common Stock and Preferred Stock will be issued, there will be sufficient authorized but unissued Common Stock and Preferred Stock, as the case may be, available to allow for such issuance.

Nothing herein shall be deemed an opinion as to the laws of any jurisdiction other than the state of Nevada. We express no opinion concerning any securities law or rule.

LIONEL SAWYER & COLLINS

ATTORNEYS AT LAW

Las Vegas Sands Corp.

November 4, 2011

Based on the foregoing, and in reliance thereon, we are of the opinion that:

When and to the extent (a) the board of directors of the Company or an authorized and duly formed committee thereof (collectively, the “Board of Directors”) has taken all necessary corporate action to authorize and approve the issuance and sale of any shares of Common Stock and Preferred Stock, as applicable, including, without limitation, shares of Common Stock and Preferred Stock issuable upon the due and proper conversion of any Debt Securities, exercise of warrants or in connection with the Depositary Shares (collectively, the “Offered Stock”), (b) those certain stock certificates of the Company representing the shares of Offered Stock have been manually signed by an authorized officer of the Company or authorized transfer agent and registrar for the Offered Common Stock, and have been duly registered by such authorized transfer agent and registrar, and thereafter have been delivered to the subscribers for or purchasers of such Offered Stock, and (c) the Company has received payment in full, including, without limitation, by exchange or by payment of all conversion or exercise prices or pursuant to any deferred payment arrangements, of such consideration per share of Offered Stock as has been prescribed by any Purchase Agreement or as otherwise fixed by the Board of Directors, such shares of Offered Stock will be duly authorized, validly issued, fully paid and non-assessable.

This opinion is issued in the State of Nevada. By issuing this opinion, Lionel Sawyer & Collins (i) shall not be deemed to be transacting business in any other state or jurisdiction other than the State of Nevada and (ii) does not consent to the jurisdiction of any state other than the State of Nevada. Any claim or cause of action arising out of the opinions expressed herein must be brought in the State of Nevada. Your acceptance of this opinion shall constitute your agreement to the foregoing.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading “Legal Matters.” We further consent to the incorporation by reference of this opinion and consent in any registration statement filed pursuant to Rule 462(b) under the Act with respect to the Securities. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Commission promulgated thereunder, or Item 509 of Regulation S-K. This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Securities.

Very truly yours,

/s/ Lionel Sawyer & Collins

LIONEL SAWYER & COLLINS